Exhibit 10.02

RENEWAL REVOLVING CREDIT NOTE

(the “Note”)

$2,500,000.00	Execution Date: August 5, 2015
Effective Date: June 30, 2015

FOR VALUE RECEIVED, the undersigned borrowers, DEER VALLEY FINANCIAL CORP., a Florida corporation, DEER VALLEY CORPORATION, a Florida corporation and DEER VALLEY HOMEBUILDERS, INC., an Alabama corporation, jointly and severally (collectively the “Borrower”) promise to pay to the order of FIFTH THIRD BANK, an Ohio banking corporation (the “Lender”), at 201 E. Kennedy Blvd., Suite 1800, Tampa, Florida 33602, or at such other place as Lender may from time to time designate in writing, with payment due as provided herein and in the Revolving Credit Loan and Security Agreement dated October 14, 2009, as amended by Amendment dated April 7, 2010, by Second Amendment dated effective October 14, 2011, by Third Amendment dated April 18, 2012, by Fourth Amendment dated September 11, 2013, and by that certain Fifth Amendment to Revolving Credit Loan and Security Agreement of even date herewith (collectively the “Credit Agreement”), the principal sum not to exceed $2,500,000.00, or so much thereof as has been disbursed for advances hereunder. This Note partially renews and supersedes in its entirety that certain Renewal Revolving Credit Note dated effective September 11, 2013, in the maximum principal amount of $5,000,000.00.

Interest.

(A) The principal sum outstanding shall bear interest at a floating rate per annum equal to 4.00% in excess of the LIBOR Rate (the “Interest Rate”). “LIBOR” shall mean a rate per annum (adjusted for the current maximum reserve rate required to be maintained by Lender) effective on any Interest Rate Determination Date, which is equal to the offered rate for deposits in U.S. dollars for a one (1) month period, which rate appears on that page of Bloomberg reporting service, or such similar service as determined by Lender, that displays ICE Benchmark Administration (“ICE”) (or any successor thereto if ICE is no longer making a London Interbank Offered Rate available) interest settlement rates for deposits in U.S. Dollars, as of 11:00 a.m. (London, England time) on the Interest Rate Determination Date; provided, that if no such offered rate appears on such page, the rate used for such Interest Period will be the per annum rate of interest determined by Lender to be the rate at which U.S. dollar deposits for the Interest Period are offered to Lender in the London Inter-Bank market as of 11:00 a.m. (London, England time), on the day that is two (2) business days prior to the Interest Rate Determination Date. The term “Interest Rate Determination Date” means the date this Note is closed and initially funded, and the same day (or next Business Day thereafter) of each calendar month thereafter. “Interest Period” shall mean a period of one (1) month, provided, that (i) the initial Interest Period may be less than one month, depending on the initial funding date, and (ii) no Interest Period shall extend beyond the Maturity Date.

(B) In addition, notwithstanding anything herein contained to the contrary, if, prior to or during any period with respect to the LIBOR Rate, any change in law, regulation or official directive, or in the interpretation thereof, by any governmental body charged with the administration thereof, shall make it unlawful for Lender to fund or maintain its funding in eurodollars of any portion of the advance subject to the LIBOR Rate or otherwise to give effect to Lender’s obligations as contemplated hereby: (i) Lender may, by written notice to Borrower, declare Lender’s obligations in respect of the LIBOR Rate to be terminated forthwith, and (ii) the LIBOR Rate with respect to Lender shall forthwith cease to be in effect, and interest shall from and after such date be calculated at the Prime Rate, and interest shall be paid on the first day of each calendar month. Borrower hereby agrees to reimburse and indemnify Lender from all increased costs or fees incurred by Lender subsequent to the date hereof relating to the offering of rates of interest based upon the LIBOR Rate. Borrower’s right to utilize LIBOR Rates as set forth in this Note shall be terminated automatically if Lender, by telephonic notice, shall notify Borrower that 30-day LIBOR Rates are not readily available in the London InterBank Offered Rate Market, or that, by reason of circumstances affecting such Market, adequate and reasonable methods do not exist for ascertaining the rate of interest applicable to such deposits. In such event, amounts outstanding hereunder shall bear interest at a rate equal to Lender’s Prime Rate or such other rate of interest as may be agreed to between Lender and Borrower.

(C) Notwithstanding any provision to the contrary in this Note, in no event shall the interest rate charged on this Note exceed the maximum rate of interest permitted under applicable state and/or federal usury law. Any payment of interest that would be deemed unlawful under applicable law for any reason shall be deemed received on account of, and will automatically be applied to reduce, the principal sum outstanding and any other sums (other than interest) due and payable to Lender under this Note, and the provisions hereof shall be deemed amended to provide for the highest rate of interest permitted under applicable law. All interest shall be computed on the basis of the actual number of days elapsed over a year composed of 360 days. Interest shall accrue from the first date that funds are advanced to Borrower until all sums due hereunder are paid in full.

Payments. Principal and interest shall be due and payable as follows:

(a) To the extent accrued, interest only, as stated above, shall be payable monthly commencing September 1, 2015, and continuing on the same day of each month thereafter on the principal outstanding from time to time until the loan maturity date at which time the outstanding indebtedness, whether principal, accrued interest or otherwise, shall be due and payable in full.

(b) The principal amount evidenced hereby may be borrowed (and to the extent any principal amount advanced hereunder is repaid by Borrower, such sum may be borrowed again) until this Note is terminated. At no time, however, shall the principal balance outstanding hereunder exceed $2,500,000.00.

If any payment on this Note becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the State of Florida, the maturity thereof shall be extended to the next succeeding business day and interest thereon shall be payable at contract rate of interest during such extension.

As provided in the Credit Agreement, the Note is to be utilized by Borrower on a revolving credit basis to provide display model financing for dealers.

This Loan facility matures on July 1, 2017. Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement or in any other document or instrument delivered in connection therewith and following notice and the expiration of all cure periods (if any), all amounts then remaining unpaid on this Note may be declared to be immediately due and payable. Advances under this Note shall be requested by Borrower and evidenced as a debit to Borrower’s loan account.

Borrower may repay all or part of the principal balance at any time without penalty. Such prepayment shall be accompanied by payment of any unpaid interest accrued to the time of such prepayment. All payments made hereunder shall at Lender’s option first be applied to late charges, then to accrued interest, then to principal. Permitted partial prepayments shall not affect or vary the duty of Borrower to pay all obligations when due, and they shall not affect or impair the right of Lender to pursue all remedies available to it hereunder, under the security instruments securing this indebtedness, or under any other loan documents or guaranty executed in connection herewith. Notwithstanding the foregoing, any and all obligations of the Borrower to Lender under any Rate Management Agreement must also be fully satisfied by the Borrower, prior to release of any security pledged in support of the loan evidenced by this Note.

In the event that any payment of principal or interest is not made within ten (10) days after the date when due hereunder, it is hereby agreed that the Lender shall have the option of collecting five percent (5%) of the amount of each such delinquent payment; provided, however, such late fee shall not apply to the lump sum payment of the principal on the Maturity Date or the lump sum payment of principal upon acceleration. Said late charge and/or interest shall be immediately due and payable in full on demand by the Lender.

The “Default Interest Rate” shall be five percent (5%) per annum above the contract interest rate set forth above, but not exceeding 18% per annum. Upon default, the Default Interest Rate shall commence upon written notice to Borrower. Upon default, the Default Interest Rate shall commence upon written notice to Borrower. Upon a failure by Borrower to repay principal upon demand by Lender made not less than ten (10) days after the date due hereunder, Lender may declare the entire principal and interest then remaining unpaid to be immediately due and payable without further notice or demand, and the entire unpaid principal balance shall bear interest at the

“Default Interest Rate”. In addition to the rights described in this paragraph, Lender shall have the right to exercise all other rights or remedies provided by law or at equity and shall specifically have the right to recover all damages resulting from such default including, without limitation, the right to recover the payment of all amounts owing to Lender. Exercise of any of these options shall be without notice to Borrower, notice of such exercise being hereby expressly waived.

The terms and provisions of this Note are to be governed by and construed under the laws of the State of Florida and of the United States of America, and the rules and regulations promulgated under the authority thereof. It is the intent of this Note that such laws shall be interpreted in such a manner that after default the maximum rate of interest charged under this Note not exceed the rate allowed to be contracted for by applicable law as changed from time to time which is applicable to this Note (hereinafter called the “Maximum Rate”).

In no event shall Lender have the right to charge or collect, nor shall Borrower be required or obligated to pay, interest or payments in the nature of interest, which would result in interest being charged or collected at a rate in excess of the Maximum Rate. In the event that any payment which is interest or in the nature of interest is made by Borrower or received by Lender which would result in the rate of interest being charged or collected by the Lender being in excess of the Maximum Rate, then the portion of any such payment which causes the rate of interest being charged or collected by Lender exceed the Maximum Rate (hereinafter called the “excess sum”) shall be credited as a payment of principal. If Borrower notifies Lender in writing that Borrower elects to have such excess sum returned to Borrower, such excess sum shall be returned to Borrower. In the event that any such overcharge is discovered after this Note has been paid in full, then the amount of such excess sum shall be returned to Borrower together with interest thereon from the date such excess sum was paid or collected at the same rate as was due Lender during such period under the terms of this Note. All excess sums credited to principal shall be credited as of the date paid to Lender.

Time is of the essence hereunder. In the event that this Note is collected by law or through attorneys at law, or under advice therefrom, Borrower and any other person liable for payment hereof, to the extent of such liability, hereby agree to pay all costs of collection, including reasonable attorneys’ fees and costs (including charges for paralegals and others working under the direction or supervision of Lender’s attorneys) and all sales or use taxes thereon, whether or not suit is brought, and whether incurred in connection with collection, trial, appeal, bankruptcy or other creditor’s proceedings or otherwise.

Borrower authorizes Lender, from time to time, to debit any account that Borrower may have with Lender in the name of Borrower, for any payment of principal or interest past due hereunder for the amount of such payment of principal or interest. Exercise of this right shall be optional with Lender and the provisions of this paragraph shall not be construed as releasing Borrower from the obligation to make payments of principal or interest according to the terms hereof. Borrower shall have no right of setoff against the Lender under this Note or any instrument securing this Note.

The remedies of Lender as provided herein shall be cumulative and concurrent, and may be pursued singularly, successively, or together, at the sole discretion of Lender. No act of omission or commission of Lender, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Lender and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver of release of, any subsequent right, remedy or recourse as to a subsequent event.

Borrower, for itself and its successors and assigns, hereby: (a) expressly waives any presentment, demand for payment, notice of dishonor, protest, notice of nonpayment or protest, all other forms of notice whatsoever, and diligence in collection; (b) agrees that Lender, in order to enforce payment of this Note against them shall not be required first to institute any suit or to exhaust any of its remedies against any Borrower or any other person or party or to attempt to realize on the collateral for this Note.

BORROWER AND ANY OTHER PERSON LIABLE FOR PAYMENT HEREOF, BY EXECUTING THIS NOTE OR ANY OTHER DOCUMENT CREATING SUCH LIABILITY, WAIVE THEIR RIGHTS TO A TRIAL BY JURY IN ANY ACTION WHETHER ARISING IN CONTRACT OR TORT, BY STATUTE OR OTHERWISE, IN ANY WAY RELATED TO THIS NOTE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER’S EXTENDING CREDIT TO BORROWER AND NO WAIVER OR LIMITATION OF LENDER’S RIGHTS HEREUNDER SHALL BE EFFECTIVE UNLESS IN WRITING AND MANUALLY SIGNED ON LENDER’S BEHALF.

Borrower acknowledges that the above paragraph has been expressly bargained for by Lender as part of the loan evidenced hereby and that, but for Borrower’s agreement and the agreement of any other person liable for payment hereof, Lender would not have extended the loan for the term and with the interest rate provided herein.

If more than one party shall execute this Note, the term “Borrower”, as used herein, shall mean all parties signing this Note and each of them, who shall be jointly and severally obligated hereunder. In this Note, whenever the context so requires, the neuter gender includes the feminine and/or masculine, as the case may be, and the singular number includes the plural.

Cross-Default and Cross-Collateralization of Rate Management Agreements and Rate Management Obligations. “Rate Management Agreement” means any agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates, forward rates, or equity prices, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and any agreement pertaining to equity derivative transactions (e.g., equity or equity index swaps, options, caps, floors, collars and forwards), including without limitation any ISDA Master Agreement between Borrower and Lender or any affiliate of Fifth Third Bancorp, and any schedules, confirmations and documents and other confirming evidence between the parties confirming transactions thereunder, all whether now existing or hereafter arising, and in each case as amended, modified or supplemented from time to time. “Rate Management Obligations” means any and all obligations of Borrower to Lender or any affiliate of Fifth Third Bancorp, whether absolute, contingent or otherwise and howsoever and whensoever (whether now or hereafter) created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefore), under or in connection with (i) any and all Rate Management Agreements, and (ii) any and all cancellations, buy-backs, reversals, terminations or assignments of any Rate Management Agreement but not including those Excluded Rate Management Obligations as defined in the Credit Agreement. If Borrower enters into a Rate Management Agreement, Borrower promises to promptly pay all Rate Management Obligations, and perform all of the covenants and obligations under the Rate Management Agreements. Any default under the Rate Management Agreements or failure to pay the Rate Management Obligations when due shall be a default under this Note. The payment and performance of this Note, the Rate Management Agreements and Rate Management Obligations are all secured by the Credit Agreement and other security agreements.

THE UNDERSIGNED ACKNOWLEDGES THAT THE LOAN EVIDENCED HEREBY IS FOR COMMERCIAL PURPOSES ONLY AND NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES.

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[RENEWAL REVOLVING CREDIT NOTE CONTINUED]

IN WITNESS WHEREOF, Borrower has caused this Note to be executed in its name on the day and year first above written.

“BORROWER”

DEER VALLEY FINANCIAL CORP., a Florida corporation

By:	s/ Steve Lawler
John Steven Lawler, as its Chief Financial Officer and Secretary

(CORPORATE SEAL)

DEER VALLEY CORPORATION, a Florida corporation

By:	s/ Steve Lawler
John Steven Lawler, as its Chief Financial Officer and Secretary

(CORPORATE SEAL)

DEER VALLEY HOMEBUILDERS, INC., an Alabama corporation

By:	s/ Steve Lawler
John Steven Lawler, as its Chief Financial Officer and Secretary

(CORPORATE SEAL)

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[RENEWAL REVOLVING CREDIT NOTE CONTINUED]

STATE OF ALABAMA

COUNTY OF

The foregoing instrument was acknowledged before me this      day of August, 2015, by John Steven Lawler, as Chief Financial Officer and Secretary of DEER VALLEY FINANCIAL CORP., a Florida corporation, on behalf of the corporation, as Chief Financial Officer and Secretary of DEER VALLEY HOMEBUILDERS, INC., an Alabama corporation, on behalf of the corporation, and as Chief Financial Officer and Secretary of DEER VALLEY CORPORATION, a Florida corporation, on behalf of the corporation.

Personally known
Florida Driver’s License	Notary Public

Other Identification Produced

Print or type name of Notary

(SEAL)

This instrument was made, executed and delivered outside the State of Florida and no Florida Documentary Stamp Tax is due hereon in accordance with F.A.C. 12B-4.053(35)